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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-224068 and 333-224088

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 16, 2018 and Prospectus Dated April 16, 2018)

2,500,000 Shares

Asure Software, Inc.

Common Stock

We are offering 2,000,000 shares and the selling stockholder is offering 500,000 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholder. Our common stock is listed for trading on the Nasdaq Capital Market under the symbol "ASUR." On June 13, 2018, the last reported sale price of our common stock was $18.49 per share. This offering is being underwritten on a firm commitment basis.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption "Risk Factors" beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$17.50	$43,750,000
Underwriting discount	$1.05	$2,625,000
Proceeds, before expenses, to us	$16.45	$32,900,000
Proceeds, before expenses, to the selling stockholder	$16.45	$8,225,000

The underwriters may also purchase up to an additional 375,000 shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares against payment in New York, New York on June 18, 2018.

Joint Book-Running Managers

Cowen	Canaccord Genuity	Roth Capital Partners

Co-Managers

Dougherty & Company	Barrington Research

June 14, 2018

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in three parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second and third parts are the accompanying prospectuses, which provide more general information, some of which may not apply to this offering. Before investing in our common stock, we urge you to carefully read this prospectus supplement and the accompanying prospectuses, as well as the documents incorporated by reference herein and therein. This prospectus supplement may add to, update and change information contained or incorporated by reference in the accompanying prospectuses. If information included in this prospectus supplement is inconsistent with the accompanying prospectuses or the information incorporated by reference therein, then this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectuses and the documents incorporated by reference therein.

        This prospectus supplement and the accompanying prospectus dated April 16, 2018 are part of a registration statement (Registration No. 333-224068) that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process under which we may from time to time offer and sell any combination of the securities described in that accompanying prospectus up to a total dollar amount of $175 million (the "company prospectus"). This prospectus supplement and the accompanying prospectus dated April 16, 2018 are part of a registration statement (Registration No. 333-224088) that we filed with the SEC, using a "shelf" registration process under which the selling stockholder may from time to time sell the shares described in that accompanying prospectus (the "selling stockholder prospectus"). This prospectus supplement relates to the offering of shares of our common stock by us and the selling stockholder.

        This prospectus supplement, the accompanying prospectuses and any free writing prospectus prepared by us or on our behalf contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the selling stockholder and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholder and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectuses and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus supplement to "we," "our," and "us" refer to Asure Software, Inc., a Delaware corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

Overview

        We are a leading provider of human capital management ("HCM") and workplace management solutions. We offer intuitive and innovative cloud-based solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients worldwide to better manage their people and space in a mobile, digital, multi-generational, and global landscape. Our offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization.

        Our platform vision is to help clients proactively manage costs associated with their three most expensive assets, real estate, labor and technology, while creating an employee experience that fosters efficiency, productivity and engagement.

        Our product strategy is driven by three primary trends in the market: mobilization, globalization and technology. Asure offers four product lines: AsureSpace™ and AsureForce®, AsureHCM and AsureEvolution. AsureHCM and AsureEvolution are our Mid-market and SMB/Channel HCM platforms respectively, which include AsureBenefits and AsureConsulting. AsureSpace™ workplace management solutions enable organizations to optimize their real estate investment and create a digital workplace that empowers mobile and virtual employees, while streamlining internal operations. AsureForce® Time and Labor Management helps organizations optimize their workforce while controlling labor administration costs and activities.

        For all of our product lines, support and professional services are key elements of our value proposition and overall solution. In addition to state-of-the-art hosting platforms and regular software upgrades and releases, we give our clients easy access to our skilled support team. Our services and support representatives are knowledgeable not just in the Asure solution, but also in their respective industries and provide advice and guidance on best practices and change management strategies. From installation to training and post-live support, our professional services team delivers a proficient customer experience on a global scale.

        Our sales and marketing strategy targets a wide range of audiences, from small and medium-sized businesses to enterprise organizations throughout the United States, Europe and Asia/Pacific. Our unique blend of products allow us to compete in every industry, and we generate sales and opportunities through our direct sales team and our channel partners.

        Our principal executive offices are located at 3700 N. Capital of Texas Hwy., Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700.

 THE OFFERING

Common stock offered by us	2,000,000 shares
Common stock offered by the selling stockholder	500,000 shares
Common stock to be outstanding immediately after this offering	14,622,378 shares(1)
Underwriters' option to purchase additional shares from us	375,000 shares
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreement with respect to any specific acquisitions at this time. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

Risk factors

You should carefully read "Risk Factors" on page S-3 of this prospectus supplement, page 2 of the accompanying company prospectus and page 3 of the accompanying selling stockholder prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	ASUR

(1)
The number of shares of our common stock to be outstanding after this offering is based on 12,622,378 shares outstanding as of June 11, 2018. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

▪
1,420,069 shares of common stock issuable upon the exercise of stock options outstanding as of June 11, 2018, at a weighted average exercise price of $11.00 per share;
▪
311,000 shares of our common stock available for future issuance as of June 11, 2018 under our 2018 Incentive Award Plan; and
▪
193,017 shares of our common stock available for future issuance as of June 11, 2018 under our employee stock purchase plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares from us.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this prospectus supplement and the accompanying prospectuses and the information incorporated herein and therein by reference, including our financial statements and the related notes, before deciding whether to purchase our common stock. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may adversely affect our business, results of operations and financial condition. If any of the adverse events described in the following risk factors, as well as other factors that are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to this Offering

        Our common stock has traded in low volumes. We cannot predict whether an active trading market for our common stock will ever develop. Even if an active trading market develops, the market price of our common stock may be significantly volatile.

        Historically, our common stock has experienced a lack of trading liquidity. In the absence of an active trading market:

  ▪
  you may have difficulty buying and selling our common stock at the price you consider reasonable; and
  ▪
  market visibility for shares of our common stock may be limited, which may have a depressive effect on the market price for shares of our common stock and on our ability to raise capital or make acquisitions by issuing our common stock.

        Even if an active market for our common stock develops, the market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

  ▪
  actual or anticipated fluctuations in our quarterly or annual operating results;
  ▪
  changes in financial or operational estimates or guidance;
  ▪
  conditions in markets generally;
  ▪
  changes in the economic performance or market valuations of companies similar to ours;
  ▪
  competitive conditions in our industry;
  ▪
  changes in labor or employment laws affecting our industry; and
  ▪
  general economic or political conditions in the United States or elsewhere.

        The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Investors in this offering will experience immediate substantial dilution in the net tangible book value per share of our common stock.

        You will suffer immediate and substantial dilution in the net tangible book value per share of common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Our net tangible book value (deficit) as of March 31, 2018 was approximately $(6.22) per share of common stock. Based on an offering price of $17.50 per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $20.63 per share in the net tangible book value of the common stock.

We will likely issue additional common stock in the future, which would dilute the holdings of our existing stockholders.

        In the future, we will likely issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock, resulting in the dilution of the ownership interests of our stockholders. We may issue additional shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock in connection with hiring or retaining personnel, future acquisitions or future placements of our securities for capital-raising or other business purposes. Moreover, the exercise of our existing outstanding warrants and stock options, which are exercisable for or convertible into shares of our common stock, would dilute our existing holders of common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

        Shares of our common stock sold in the offering may be freely tradable without restriction or further registration under the Securities Act. Moreover, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market or otherwise. For example, in addition to the shares of our common stock being sold in this offering, the selling stockholder has demand and piggyback registration rights with respect to all of its shares of common stock. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds to effectively improve our business.

        Because we have not designated the net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our operating results, financial condition or market value.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

        For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, our amended and restated credit agreement contains limitations on our ability to pay dividends and make other distributions. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, restrictions imposed by applicable law and other factors our board deems relevant.

Our ability to use net operating loss ("NOL") carryovers to reduce future tax payments could be negatively impacted if there is a further change in our ownership or a failure to generate sufficient taxable income.

        Presently, after taking into account the shares we propose to sell in this offering, we believe there is no annual limitation on our ability to use U.S. federal NOLs to reduce future income taxes. However, if an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended, occurs with respect to our capital stock, our ability to use NOLs would be limited to specific annual amounts. Generally, an ownership change occurs if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our total capital stock in a three-year period. If an ownership change occurs, our ability to use domestic NOLs to reduce taxable income is generally limited to an annual amount based on the fair market value of our stock immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate. NOLs that exceed the Section 382 limitation in any year continue to be allowed as carry forwards for the remainder of the 20-year carry forward period and can be used to offset taxable income for years within the carryover period subject to the limitation in each year. Our use of new NOLs arising after the date of an ownership change would not be affected. If more than a 50% ownership change were to occur, use of our NOLs to reduce payments of federal taxable income may be deferred to later years within the 20-year carryover period; however, if the carryover period for any loss year expires, the use of the remaining NOLs for the loss year will be prohibited. If we should fail to generate a sufficient level of taxable income prior to the expiration of the NOL carry forward periods, then we will lose the ability to apply the NOLs as offsets to future taxable income.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectuses and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectuses contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact, including statements identified by words such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "estimate," "project," "believe" and similar expressions or variations, are forward-looking statements. Forward-looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus supplement, under "Risk Factors" in each of the accompanying prospectuses, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectuses and the documents incorporated by reference speaks only as of the date on which the statement is made. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $32.5 million (or approximately $38.6 million if the underwriters exercise their option to purchase additional shares in full).

        We currently intend to use the net proceeds from this offering for general corporate purposes. We may use a portion of the net proceeds to acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreement with respect to any specific acquisitions at this time. We may also use a portion of the net proceeds for general corporate purposes.

        Our management team will have broad discretion in using the net proceeds to be received by us from this offering.

        Pending use of the net proceeds, we intend to invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

        We will not receive any proceeds from the sale of shares by the selling stockholder.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. In addition, the terms of our amended and restated credit agreement with Wells Fargo Bank limit our ability to pay dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

PRICE RANGE OF COMMON STOCK

        Our common stock is quoted on the Nasdaq Capital Market under the symbol "ASUR." The following table sets forth, for the periods indicated, the high and low closing sale prices per share of our common stock as reported by the Nasdaq Capital Market.

	High	Low
Year ended December 31, 2016:
First Quarter	$5.67	$4.36
Second Quarter	$5.45	$4.53
Third Quarter	$6.57	$4.64
Fourth Quarter	$9.55	$6.52
Year ended December 31, 2017:
First Quarter	$12.56	$9.00
Second Quarter	$16.44	$9.70
Third Quarter	$15.16	$10.18
Fourth Quarter	$15.78	$10.21
Year ending December 31, 2018:
First Quarter	$17.42	$12.24
Second Quarter (through June 13, 2018)	$19.06	$12.76

        The last reported sale price of our common stock on the Nasdaq Capital Market on June 13, 2018 was $18.49 per share. As of June 13, 2018, there were 313 record holders of our common stock. This number does not reflect the beneficial ownership of shares held in nominee name.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018:

  ▪
  on an actual basis; and
  ▪
  on an as adjusted basis to reflect the sale of 2,000,000 shares of common stock by us in this offering at the public offering price of $17.50 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their option to purchase additional shares.

You should read this table along with our unaudited consolidated financial statements and related notes for the three months ended March 31, 2018 as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectuses.

	As of March 31, 2018
	Actual (unaudited)	As Adjusted (unaudited)
	(in thousands, except share and per share amounts)
Cash and Cash Equivalents	$25,808	$58,308

Long-Term Liabilities:
Deferred revenue	$1,074	$1,074
Notes payable, net of debt issuance cost	106,772	106,772
Other liabilities	2,354	2,354

Total long-term liabilities	$110,200	$110,200

Stockholders' Equity:
Preferred stock, $0.01 par value per share, 1,500,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 22,000,000 shares authorized, 12,968,195 shares issued and 12,584,036 shares outstanding as of March 31, 2018 and 14,968,195 shares issued and 14,584,036 shares outstanding as adjusted	130	$150
Treasury stock at cost, 384,159 shares	(5,017)	(5,017)
Additional paid-in-capital	347,640	380,120
Accumulated deficit	(278,020)	(278,020)
Accumulated other comprehensive income	(60)	(60)

Total Stockholders' Equity	64,673	97,173

Total Capitalization	$171,445	$203,945

        The number of shares of common stock outstanding in the table above excludes:

  ▪
  1,420,069 shares of common stock issuable upon the exercise of stock options outstanding as of June 11, 2018, at a weighted average exercise price of $11.00 per share;
  ▪
  311,000 shares of our common stock available for future issuance as of June 11, 2018 under our 2018 Incentive Award Plan; and
  ▪
  193,017 shares of our common stock available for future issuance as of June 11, 2018 under our employee stock purchase plan.

 DILUTION

        If you purchase our common stock in this offering, you will experience immediate dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value (deficit) per share of our common stock immediately after this offering. We calculate net tangible book value (deficit) per share by subtracting total liabilities from our total tangible assets and dividing the difference by the number of shares of common stock outstanding.

        Our net tangible book value (deficit) as of March 31, 2018 was approximately $(78,210,000), or $(6.22) per share of common stock. After giving effect to the sale in this offering of 2,000,000 shares at a public offering price of $17.50 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of March 31, 2018 would have been approximately $(45,710,000), or approximately $(3.13) per share. This represents an immediate increase in net tangible book value of approximately $3.08 per share to existing stockholders and an immediate dilution of approximately $20.63 per share to new investors. The following table illustrates the dilution to new investors on a per share basis, assuming the underwriters do not exercise their option to purchase additional shares:

Public offering price per share		$17.50
Net tangible book value (deficit) per share as of March 31, 2018	$(6.22)
Increase in net tangible book value (deficit) per share attributable to this offering	$3.08
As adjusted net tangible book value (deficit) per share after giving effect to this offering		$(3.13)
Dilution in net tangible book value per share to new investors		$20.63

        If the underwriters exercise in full their option to purchase 375,000 additional shares from us, the as adjusted net tangible book value (deficit) per share after this offering would be $(2.64) per share, the increase in net tangible book value per share to existing stockholders would be $3.57 per share and the dilution to new investors purchasing shares in this offering would be $20.14 per share.

        The above discussion and table exclude:

  ▪
  1,420,069 shares of common stock issuable upon the exercise of stock options outstanding as of June 11, 2018, at a weighted average exercise price of $11.00 per share;
  ▪
  311,000 shares of our common stock available for future issuance as of June 11, 2018 under our 2018 Incentive Award Plan; and
  ▪
  193,017 shares of our common stock available for future issuance as of June 11, 2018 under our employee stock purchase plan.

        To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution.

 SELLING STOCKHOLDER

        The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock held by the selling stockholder and the number of shares that are being offered by the selling stockholder pursuant to this prospectus supplement. The table was prepared based in part on information provided to us by or on behalf of the selling stockholder. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, to our knowledge, the stockholder identified in the table has sole voting and investment power with regard to the shares beneficially owned. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

			Assuming No Exercise of the Underwriters' Option to Purchase Additional Shares			Assuming Full Exercise of the Underwriters' Option to Purchase Additional Shares
	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering			Shares Beneficially Owned After this Offering
			Shares of Common Stock Offered			Share of Common Stock Offered
Selling Stockholder	Number	Percent(1)		Number	Percent(2)		Number	Percent(2)
iSystems Holdings, LLC(3)	1,526,332	12.1%	500,000	1,026,332	7.0%	500,000	1,026,332	6.8%

(1)
Percentage of beneficial ownership is based on 12,622,378 shares of our common stock outstanding as of June 11, 2018.
(2)
Percentage of beneficial ownership is based on 14,622,378 shares of our common stock outstanding immediately after this offering and 14,997,378 shares if the underwriters' option to purchase additional shares of common stock from us is exercised in full.
(3)
The shares are held directly by iSystems Holdings, LLC ("Holdings"). Silver Oak iSystems, LLC ("iSystems LLC") is the owner of a controlling interest in Holdings and has the right to appoint a majority of the managers of Holdings. Silver Oak Services Partners II, L.P. ("SOSP II") is the sole member of iSystems LLC. Silver Oak Management II, L.P. ("SOM II") is the general partner of SOSP II. Silver Oak Services Partners, LLC ("SOSP LLC") is the general partner of SOM II. Daniel M. Gill and Gregory M. Barr are the sole members of SOSP LLC, each owning a 50% interest in SOSP LLC, who acting together, have the power to direct the decisions of SOSP II regarding the vote and disposition of securities held directly by Holdings. As such, iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr may be deemed to be indirect beneficial owners of the shares held directly by Holdings. Each of iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr expressly disclaim beneficial ownership of shares held directly by Holdings. The principal business address of each beneficial owner is 1560 Sherman Avenue, Suite 1200, Evanston, Illinois 60201. This information is based on a Schedule 13D and Form 3 filed by these beneficial owners on June 2, 2017. Mr. Gill has served as a member of our board of directors since June 6, 2017.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information contained in documents we file with the SEC. This allows us to disclose important information to you by referencing those filed documents rather than by including them in the prospectus supplement or the accompanying prospectuses. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

  ▪
  Annual Report on Form 10-K for the year ended December 31, 2017;
  ▪
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;
  ▪
  Current Reports on Form 8-K filed on March 22, 2016, May 26, 2017, January 2, 2018, March 9, 2018, March 28, 2018, April 2, 2018, April 9, 2018, May 16, 2018, June 13, 2018 and June 14, 2018;
  ▪
  Current Reports on Form 8-K/A filed on May 12, 2016, March 20, 2017 and August 9, 2017;
  ▪
  The description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and
  ▪
  The description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

        We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus supplement and before the completion or termination of this offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        You can obtain a copy of these documents at no cost by writing or telephoning us at:

Asure Software, Inc.
3700 N. Capital of Texas Hwy., Suite 350
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2678

 UNDERWRITING

        We, the selling stockholder and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us and the selling stockholder the total number of shares of our common stock set forth opposite its name below. Cowen and Company, LLC, Canaccord Genuity LLC and Roth Capital Partners, LLC are the representatives of the underwriters.

Underwriter	Number of Shares
Cowen and Company, LLC	933,250
Canaccord Genuity LLC	733,375
Roth Capital Partners, LLC	733,375
Dougherty & Company LLC	50,000
Barrington Research Associates, Inc.	50,000

Total	2,500,000

        The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the selling stockholder have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        Option to Purchase Additional Shares.    We have granted to the underwriters an option to purchase up to 375,000 additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

        Discounts and Commissions.    The following table shows the public offering price, underwriting discount and proceeds, before expenses to us and the selling stockholder. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$17.50	$43,750,000	$50,312,500
Underwriting discount	$1.05	$2,625,000	$3,018,750
Proceeds, before expenses, to Company	$16.45	$32,900,000	$39,068,750
Proceeds, before expenses, to selling stockholder	$16.45	$8,225,000	$8,225,000

        We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $400,000 and are payable by us.

        The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $0.63 per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

        Discretionary Accounts.    The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

        Stabilization.    In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

  ▪
  Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.
  ▪
  Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.
  ▪
  Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
  ▪
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        Passive Market Making.    In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, such bid must then be lowered when specified purchase limits are exceeded.

        Lock-Up Agreements.    Pursuant to certain "lock-up" agreements, we and our executive officers, directors and certain of our other stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives, for a period of 90 days after the date of the pricing of the offering.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants, (c) issue securities in connection with acquisitions or similar transactions in an amount not to exceed 5% of the total shares of common stock outstanding immediately after the completion of this offering in the aggregate, provided that each recipient of such shares would be subject to the lock-up provisions or (d) file registration statements on Form S-8. The exceptions permit parties to the "lock-up" agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party's assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the "lock-up" agreement, (d) acquire common stock or securities convertible into or exchangeable or exercisable for common stock in open market transactions after the completion of this offering, provided that no such transaction is required to be, or is, publicly announced, (e) enter into a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act, (f) make transfers to us to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements, (g) sell our common stock pursuant to the underwriting agreement and (h) transfer our common stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

        The representatives, in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

        Canada.    The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        United Kingdom.    Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")), in connection with the issue or sale of the shares may only be communicated or caused to be communicated in accordance with Section 21(1) of the FSMA ..

        Anything done by any person in relation to the shares in, from or otherwise involving the United Kingdom must only be done in compliance with all applicable provisions of the FSMA.

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares offered hereby is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, these documents are only communicated to and are only directed at (i) persons who are outside the United Kingdom within the meaning of Article 12 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the "Order"); (ii) those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of "investment professionals" as defined in Article 19(5) of the Order; (iii) high net worth companies, unincorporated associations and other persons falling within Article 49(2)(a) to (d) of the Order; or (iv) any other persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons falling within (i)-(iv) together being referred to as "relevant persons"). The shares are only available to, and an invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares will be engaged only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

        Reliance on any promotions contained within this prospectus supplement or the accompanying prospectus for the purpose of engaging in any investment activity may expose a relevant person to a significant risk of losing all of the property or other assets contributed.

        Switzerland.    The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

        European Economic Area.    The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. This prospectus supplement and the accompany prospectus are not a prospectus for the purposes of the Prospectus Directive.

        Israel.    In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

        Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

        Electronic Offer, Sale and Distribution of Shares.    A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

        Other Relationships.    Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Messerli & Kramer P.A., Minneapolis, Minnesota. Certain legal matters will be passed upon for the selling stockholder by Kirkland & Ellis LLP, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds affiliated with Silver Oak Services Partners, LLC, which is an affiliate of the selling stockholder. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2017 and 2016 and for the years then ended and the effectiveness of our internal control over financial reporting as of December 31, 2017, in each case, as set forth in its reports included in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference.

        The financial statements of Compass HRM, Inc. as of December 31, 2016 and for the year then ended appearing in our Current Report on Form 8-K/A Amendment No. 1 dated August 8, 2017 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of iSystems Holdings LLC and Subsidiaries as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31,

2016 incorporated in this prospectus supplement by reference to the Asure Software, Inc. Form 8-K dated May 26, 2017, have been audited by RSM US LLP, an independent auditor, as stated in their report thereon and upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Personnel Management Systems, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in our Current Report on Form 8-K/A Amendment No. 1 dated March 20, 2017 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The special purpose carve-out financial statements of Corporate Payroll, Inc.—Payroll Division as of December 31, 2016 and 2015 and for the years then ended appearing in our Current Report on Form 8-K/A Amendment No. 1 dated March 20, 2017 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements of Payroll Specialties NW, Inc. as of December 31, 2016 and 2015 and for the years then ended appearing in our Current Report on Form 8-K/A Amendment No. 1 dated March 20, 2017 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such audited financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The special purpose carve-out financial statements of Mangrove Employer Services—Payroll Division as of December 31, 2015 and 2014 appearing in our current Report on Form 8-K dated March 21, 2016 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectuses are part of two registration statements that we have filed with the SEC and omit certain information contained in those registration statements. We have also filed exhibits with the registration statements that are excluded from this prospectus supplement and the accompanying prospectuses, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

PROSPECTUS

Asure Software, Inc.

$175,000,000

Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants
Rights
Units

We may offer and sell up to $175,000,000 in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 of this prospectus and in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol "ASUR." On March 29, 2018, the closing price of our common stock was $12.24 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2018

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $175,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference." We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

        We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        References in this prospectus to "we," "our" and "us" refer to Asure Software, Inc., a Delaware corporation.

i

ABOUT ASURE SOFTWARE

        We offer intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization.

        We were incorporated in Delaware. Our common stock is listed on the NASDAQ Capital Market under the symbol "ASUR." Our principal executive offices are located at 3700 N. Capitol of Texas Highway, Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700.

        Additional information about us is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

 RISK FACTORS

        An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" in the applicable prospectus supplement, and discussed under Item 1A, "Risk Factors," in our most recent Annual Report on Form 10-K, as updated from time to time by our subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with the other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "could," "expect," "anticipate," "continue," "plan," "intend," "potential," "predict," "estimate," "project," "believe," "would" and similar expressions and the negative of those terms. In particular, these include, but are not limited to, statements relating to the following:

  ▪
  our ability to realize the expected business or financial benefits of the companies or technologies that we acquire;
  ▪
  our dependence on data centers and computing infrastructure operated by third parties;
  ▪
  the regulated industry in which we operate;
  ▪
  our ability to protect propriety data;
  ▪
  the voting power of our directors, officers and principal stockholder;
  ▪
  our ability to develop enhancements and new features, keep pace with technological developments or respond to
  ▪
  our dependence on clients renewing their agreements with us, purchasing additional products from us or adding additional users;
  ▪
  our ability to meet future capital requirements and the potential need to incur additional debt;
  ▪
  our ability to raise additional capital on acceptable terms, or at all;
  ▪
  our ability to manage unfavorable conditions in our industry or global economy that may arise;
  ▪
  our ability to compete in the highly competitive market for workforce management software;
  ▪
  the future laws and regulations that may increase the cost of our products;
  ▪
  evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet access;
  ▪
  our ability to effectively manage our growth and organizational change;
  ▪
  our ability to collect payments made on behalf of our clients;
  ▪
  the impact of changes in government regulations mandating the amount of tax withheld or timing of remittance on the interest we earn on funds held for clients;

  ▪
  our ability to compete in a highly competitive market for payroll and HCM solutions;
  ▪
  our ability to attract and retain key personnel;
  ▪
  our ability to manage significant disruptions in our SaaS hosting network;
  ▪
  the demand for SaaS products generally or our products in particular;
  ▪
  our ability to protect our proprietary rights;
  ▪
  our level and terms of indebtedness;
  ▪
  our ability to incur debt and use proceeds therefrom in accordance with our debt covenants;
  ▪
  the potential for a substantial number of shares to be sold in the open market and the resulting impact on our stock price;
  ▪
  the volatility of our stock price;
  ▪
  our exposure to consumer credit risk;
  ▪
  the ongoing effects of the new tax laws and the refinement of provisional estimates;
  ▪
  our ability to successfully expand into international markets;
  ▪
  our ability to maintain effective internal controls over financial reporting;
  ▪
  the potential impact on our business from the United Kingdom's referendum on withdrawal from the European Union;
  ▪
  our ability to conclude that a control deficiency is not a material weakness or that an accounting error does not require a restatement;
  ▪
  potential impairment of goodwill and intangible assets, which comprise a significant portion of our assets;
  ▪
  our ability to use our net operating loss carryforwards and certain other tax attributes; and
  ▪
  our financial performance, including our expectations regarding revenue, gross margin, and operating expenses, and our ability to achieve or sustain profitability.

        Forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference herein and therein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

 USE OF PROCEEDS

        Unless otherwise indicated in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Our general corporate purposes include, but are not limited to, repayment or refinancing of debt, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

  ▪
  the net tangible book value per share of our equity securities before and after the offering;
  ▪
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
  ▪
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges	37.14	89.47	—	62.05	—
Deficiency of earnings available to cover fixed charges (in thousands)	N/A	N/A	$(1,538)	N/A	$(5,626)

        As we had losses for each of the periods presented, we have provided the deficiency amounts. Fixed charges represent interest expense, amortization of original issue discounts, amortization of capitalized expenses related to indebtedness and estimated interest component of rental expense. Earnings consist of pre-tax income (loss from) continuing operations before fixed charges.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through one or more underwriters or dealers in a public offering and sale by them, through agents, or directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions:

  ▪
  at a fixed price or prices, which may be changed;
  ▪
  at market prices prevailing at the time of sale;
  ▪
  at prices related to such prevailing market prices; or
  ▪
  at negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering. In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

  ▪
  the title and ranking of the debt securities (including the terms of any subordination provisions);
  ▪
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
  ▪
  any limit on the aggregate principal amount of the debt securities;
  ▪
  the date or dates on which the principal of the securities of the series is payable;
  ▪
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
  ▪
  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;
  ▪
  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
  ▪
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
  ▪
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
  ▪
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
  ▪
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
  ▪
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
  ▪
  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
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  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  ▪
  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
  ▪
  any provisions relating to any security provided for the debt securities;
  ▪
  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
  ▪
  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
  ▪
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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  the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and
  ▪
  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2).
  ▪
  We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a "successor person") unless:

  ▪
  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
  ▪
  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).

Events of Default

        "Event of Default" means, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
  ▪
  default in the payment of principal of any security of that series at its maturity;
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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Asure Software and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

  ▪
  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Asure Software; or
  ▪
  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  ▪
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

  ▪
  Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each security-holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, defect or inconsistency;
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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";
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  to provide for uncertificated securities in addition to or in place of certificated securities;
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  to make any change that does not adversely affect the rights of any holder of debt securities;
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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
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  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1).

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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  reduce the principal amount of discount securities payable upon acceleration of maturity;
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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  ▪
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
  ▪
  waive a redemption payment with respect to any debt security. (Section 9.3).

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3).

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  ▪
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
  ▪
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

        The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of law provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock is not complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, or certificate of incorporation, and our Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us.

General

        Our authorized capital stock consists of 22,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, $0.01 par value per share. As of March 27, 2018, we had 12,584,036 shares of common stock outstanding. In addition, as of March 27, 2018, we had an aggregate of 1,021,996 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2009 Equity Plan, an aggregate of 12,275 shares of common stock reserved for future issuance under our 2009 Equity Plan, and 207,432 shares of our common stock available for future issuance under our employee stock purchase plan.

Common Stock

Voting Rights

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

        Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

        In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

        Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

        All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

        We currently have authorized 1,500,000 shares of preferred stock, $0.01 par value per share. Of those shares, we have at the date of this prospectus 350,000 shares of Series A Junior Participating Preferred Stock authorized, none of which shares are outstanding. The balance of our preferred stock is undesignated.

Series A Junior Participating Preferred Stock and Related Rights

        In October 2009, we declared a dividend per share of common stock of one right (a "Right") to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the "Series A Stock") at a price of $1.7465 per one thousandth of a share of Series A Stock, subject to adjustment (the "Exercise Price"). The Rights are not exercisable until the Distribution Date referred to below. Until the Rights are exercised, the Rights holders will not have rights as our stockholders, including, without limitation, the right to vote or to receive dividends. The description and terms of the Rights are described in the Amended and Restated Rights Agreement between American Stock Transfer & Trust Company LLC and us, dated as of October 28, 2009, which we have previously filed with the SEC. We qualify the following summary by reference to the Amended and Restated Rights Agreement.

        The Amended and Restated Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of our outstanding common stock without the prior approval of our board. Stockholders who owned 4.9% or more of our outstanding common stock in October 2009 will not trigger the Amended and Restated Rights Agreement if they do not increase their common stock ownership by more than one-half of 1% of our outstanding common stock. Generally, a person or group that acquires shares of our common stock in excess of this threshold is called an "Acquiring Person." Any Rights held by an Acquiring Person are void and may not be exercised.

        The Rights become exercisable, if at all, ten days after a public announcement by us that a person or group has become an Acquiring Person. Until that date (the "Distribution Date"), our common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. If the Rights become exercisable, each Right will allow its holder to purchase from us one one-thousandth of a share of Series A Stock for a purchase price of $1.7465. Each fractional share of Series A Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock. After the Distribution Date, the Rights will separate from the common stock and be evidenced by a Rights certificate, which we will mail to all holders of the Rights that are not void.

        In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of common stock (in lieu of Series A Stock) with a market value of twice the Exercise Price, upon payment of the purchase price.

        The Rights will expire on the earliest of (a) October 28, 2019, (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights, (d) the consummation of a reorganization transaction entered into by us that our board determines will help prevent US from experiencing a change of ownership under Section 382 of the Internal Revenue Code and protect our net operating loss carryforwards, (e) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or any other change, if our board determines the Amended and Restated Rights Agreement is no longer necessary for the preservation of tax benefits, or (f) the beginning of our taxable year as to which our board determines that we may carry no tax benefits forward.

        We may, at our option and with the approval of our board, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of our public announcement or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of our board then in office and publicly announced by us or (ii) October 28, 2019, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right (the "Redemption Price"). The Redemption Price is subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Amended and Restated Rights Agreement. We may, at our option, pay the Redemption Price either in common stock (based on its then current per share market price) or cash. However, if our board authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization will require the concurrence of a majority of the members of our board then in office.

        In addition, after a person becomes an Acquiring Person, our board may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

        Our board may adjust the purchase price of the Series A Stock, the number of shares of Series A Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Stock or common stock.

        Before the Rights cease to be redeemable, our board may amend or supplement the Amended and Restated Rights Agreement without the consent of the Rights holders. At any time thereafter, our board may amend or supplement the Amended and Restated Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Amended and Restated Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

        Although we issued the Rights in an attempt to preserve our net operating loss carryforwards for tax purposes (which we cannot assure), the Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board. We do not expect that the Rights will interfere with any merger or other business combination approved by our board since we may redeem the Rights at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the common stock. Further, we may exclude from the calculation of beneficial ownership any securities which a person or any of such person's affiliates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between such person and us if our board has approved such agreement prior thereto.

        The transfer agent and registrar for our Series A Stock is American Stock Transfer & Trust Company.

General

        Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

        Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

  ▪
  the title and stated value of the preferred stock;
  ▪
  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
  ▪
  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
  ▪
  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
  ▪
  the procedures for any auction and remarketing, if any, for the preferred stock;
  ▪
  the provisions for a sinking fund, if any, for the preferred stock;
  ▪
  the provisions for redemption, if applicable, of the preferred stock;
  ▪
  any listing of the preferred stock on any securities exchange or market;
  ▪
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;
  ▪
  the terms and conditions, if applicable, upon which preferred stock is exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
  ▪
  voting rights, if any, of the preferred stock;
  ▪
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
  ▪
  whether interests in the preferred stock will be represented by depositary shares;
  ▪
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
  ▪
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
  ▪
  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

        Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

  ▪
  senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;
  ▪
  on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and
  ▪
  junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

        As used for these purposes, the term "equity securities" does not include convertible debt securities.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

        Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate take-over bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock and Rights to Purchase Series A Stock

        The Rights described above to acquire Series A Stock, and the ability to authorize additional undesignated preferred stock, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

        Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or by our secretary upon order of our board of directors or the holders of 10% of the outstanding shares of each class entitled to vote. Only one special meeting may be called per calendar year, unless at least 13 months have passed since the last annual meeting, in which case a second special meeting may be called.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations on Stockholder Action by Written Consent

        Our certificate of incorporation generally grants stockholders a 20-day right to reconsider and revoke an act consented to by written consent without a meeting, except for a consent solicitation conducted by us when the matter is on behalf of the board of directors and is uncontested. Written consents are valid only for 60 days from the earliest date of consents delivered to us.

Common Stock Ownership of Directors and Chief Executive Officer

        Our bylaws provide common stock ownership guidelines for our independent directors and Chief Executive Officer. Independent directors are expected to acquire and hold during their service as directors a number of shares based on years of service, ranging from one year by value of board compensation within two years of becoming a board member, to 4.5% of our outstanding shares within ten years of becoming a board member. Our Chief Executive Officer is expected to acquire and hold during his or her service as CEO a number of shares valued as one year's worth of annual base compensation.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL, which prohibits persons deemed to be "interested stockholders" from engaging in a "business combination" with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

        The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

DESCRIPTION OF WARRANTS

        We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

        The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

  ▪
  the title of the debt warrants;
  ▪
  the aggregate number of the debt warrants;
  ▪
  the price or prices at which the debt warrants will be issued;
  ▪
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
  ▪
  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

  ▪
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
  ▪
  the principal amount of debt securities purchasable upon exercise of each debt warrant;
  ▪
  the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;
  ▪
  the maximum or minimum number of debt warrants which may be exercised at any time;
  ▪
  a discussion of any material Federal income tax considerations; and
  ▪
  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

        Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The applicable prospectus supplement will describe the following terms of equity warrants offered:

  ▪
  the title of the equity warrants;
  ▪
  the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;
  ▪
  the price or prices at which the equity warrants will be issued;
  ▪
  if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;
  ▪
  if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;
  ▪
  if applicable, a discussion of any material Federal income tax considerations; and
  ▪
  any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

        Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

        The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

        The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

  ▪
  the date of determining the security holders entitled to the rights distribution;
  ▪
  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
  ▪
  the exercise price;
  ▪
  the conditions to completion of the rights offering;
  ▪
  the date on which the right to exercise the rights will commence and the date on which the rights will expire;
  ▪
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed shares or an over-allotment privilege to the extent shares are fully subscribed;
  ▪
  if applicable, the material terms of any standby underwriting or purchase arrangement; and
  ▪
  a discussion of certain United States federal income tax consequences applicable to the rights offering.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

        We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  ▪
  the title of the series of units;
  ▪
  identification and description of the separate constituent securities comprising the units;
  ▪
  the price or prices at which the units will be issued;
  ▪
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
  ▪
  a discussion of certain United States federal income tax considerations applicable to the units; and
  ▪
  any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

        Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  ▪
  a limited-purpose trust company organized under the New York Banking Law;
  ▪
  a "banking organization" within the meaning of the New York Banking Law;
  ▪
  a member of the Federal Reserve System;
  ▪
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
  ▪
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  ▪
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;
  ▪
  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
  ▪
  an Event of Default has occurred and is continuing with respect to such series of securities.

        We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

        We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

LEGAL MATTERS

        Messerli & Kramer P.A., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

        Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2017 and 2016 and for the years then ended and the effectiveness of our internal control over financial reporting as of December 31, 2017, in each case, as set forth in its reports included in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S 3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

  ▪
  Annual Report on Form 10-K for the year ended December 31, 2017;
  ▪
  Current Reports on Forms 8-K filed on January 2, March 9, March 28, and April 2, 2018;
  ▪
  The description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and
  ▪
  The description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

        We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

        You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Asure Software, Inc.
3700 N. Capitol of Texas Hwy, Suite 350
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2678

PROSPECTUS

ASURE SOFTWARE, INC.

1,526,332 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, in one or more offerings by the selling stockholder identified in this prospectus of up to 1,526,332 shares of our common stock. We issued the shares registered hereby to the selling stockholder pursuant to an equity purchase agreement we executed on May 25, 2017. See "Selling Stockholder."

The selling stockholder may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See "Plan of Distribution."

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholder. When the selling stockholder sells shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares offered by the selling stockholder.

Our common stock is traded on the NASDAQ Capital Market under the symbol "ASUR." On March 29, 2018, the closing price of our common stock as reported on the NASDAQ Capital Market was $12.24 per share.

Investing in our common stock involves a high degree of risk. Please review the information under the heading "Risk Factors" on page 3 of this prospectus and in any documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling stockholder may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

        You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information, and we take no responsibility for any other information others may give you.

        This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus and, if applicable, any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and, if applicable, any prospectus supplement or of any sale of our common stock.

        We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Documents By Reference," before deciding whether to invest in the common stock being offered.

        Unless the context otherwise requires, the terms "we," "us," "our," "Asure" and "our company" refer to Asure Software, Inc., a Delaware corporation.

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COMPANY OVERVIEW

        We offer intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization.

        We were incorporated in Delaware. Our common stock is listed on the NASDAQ Capital Market under the symbol "ASUR." Our principal executive offices are located at 3700 N. Capitol of Texas Highway, Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700.

        Additional information about us is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

2

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our most recent Annual Report on Form 10-K, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference." Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "would," "continue," "ongoing" or the negative of these terms or other comparable terminology. In particular, these include, but are not limited to, statements relating to the following:

  ▪
  our ability to realize the expected business or financial benefits of the companies or technologies that we acquire;
  ▪
  our dependence on data centers and computing infrastructure operated by third parties;
  ▪
  the regulated industry in which we operate;
  ▪
  our ability to protect propriety data;
  ▪
  the voting power of our directors, officers and principal stockholder;
  ▪
  our ability to develop enhancements and new features, keep pace with technological developments or respond to future technologies;
  ▪
  our dependence on clients renewing their agreements with us, purchasing additional products from us or adding additional users;
  ▪
  our ability to meet future capital requirements and the potential need to incur additional debt;
  ▪
  our ability to raise additional capital on acceptable terms, or at all;
  ▪
  our ability to manage unfavorable conditions in our industry or global economy that may arise;
  ▪
  our ability to compete in the highly competitive market for workforce management software;
  ▪
  the future laws and regulations that may increase the cost of our products;
  ▪
  evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet access;
  ▪
  our ability to effectively manage our growth and organizational change;
  ▪
  our ability to collect payments made on behalf of our clients;
  ▪
  the impact of changes in government regulations mandating the amount of tax withheld or timing of remittance on the interest we earn on funds held for clients;
  ▪
  our ability to compete in a highly competitive market for payroll and HCM solutions;
  ▪
  our ability to attract and retain key personnel;

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  ▪
  our ability to manage significant disruptions in our SaaS hosting network;
  ▪
  the demand for SaaS products generally or our products in particular;
  ▪
  our ability to protect our proprietary rights;
  ▪
  our level and terms of indebtedness;
  ▪
  our ability to incur debt and use proceeds therefrom in accordance with our debt covenants;
  ▪
  the potential for a substantial number of shares to be sold in the open market and the resulting impact on our stock price;
  ▪
  the volatility of our stock price;
  ▪
  our exposure to consumer credit risk;
  ▪
  the ongoing effects of the new tax laws and the refinement of provisional estimates;
  ▪
  our ability to successfully expand into international markets;
  ▪
  our ability to maintain effective internal controls over financial reporting;
  ▪
  the potential impact on our business from the United Kingdom's referendum on withdrawal from the European Union;
  ▪
  our ability to conclude that a control deficiency is not a material weakness or that an accounting error does not require a restatement;
  ▪
  potential impairment of goodwill and intangible assets, which comprise a significant portion of our assets;
  ▪
  our ability to use our net operating loss carryforwards and certain other tax attributes; and
  ▪
  our financial performance, including our expectations regarding revenue, gross margin, and operating expenses, and our ability to achieve or sustain profitability.

        These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and in the documents that are incorporated by reference herein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus, any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

4

USE OF PROCEEDS

        We will not receive any proceeds from the resale of any shares common stock offered by this prospectus by the selling stockholder. The selling stockholder will receive all of the proceeds from the sale.

SELLING STOCKHOLDER

        On May 25, 2017, we entered into an equity purchase agreement (the "Equity Purchase Agreement") with iSystems Holdings, LLC, a Delaware limited liability company ("Seller"), and iSystems Intermediate Holdco, Inc., a Delaware corporation ("iSystems"), pursuant to which we acquired 100% of the outstanding equity interests of iSystems for an aggregate purchase price of $55,000,000, subject to adjustment. The aggregate purchase price included the issuance of 1,526,332 shares of our common stock valued at $18,000,000 based on a volume-weighted average of the closing prices of our common stock during a 90-day period.

        In connection with the iSystems acquisition, we also entered into an investor rights agreement (the "Investor Rights Agreement") with the Seller. Under the Investor Rights Agreement, holders of the registrable securities have certain demand registration rights and piggyback registration rights. On January 31, 2018, the holders exercised their demand registration rights. In addition, under the terms of the Investor Rights Agreement, such holders have the right to nominate one director to our board of directors until the first date that the holders of the registrable securities no longer hold more than the lesser of (x) 5% of our outstanding common stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of our common stock held by such holders as of May 25, 2017. The director nominee initially appointed by the holders is Daniel Gill and our board appointed him to serve as a director on June 6, 2017. Mr. Gill is a founder and a co-managing partner of Silver Oak Services Partners, LLC.

        The following table sets forth certain information regarding the beneficial ownership of the shares of common stock held by the selling stockholder based in part on information provided to us by or on behalf of the selling stockholder. The number of shares in the column "Maximum Number of Shares That May Be Offered and Sold" represents all of the shares that the selling stockholder may offer under this prospectus. Beneficial ownership is based on 12,584,036 shares of our common stock issued and outstanding as of March 27, 2018. Unless otherwise indicated in the footnotes to the table, to our knowledge, the stockholder identified in the table has sole voting and investment power with regard to the shares beneficially owned. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

        We do not know whether, when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have

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assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

						Shares Beneficially Owned After this Offering (assuming the sale of all shares that may be sold hereunder)
	Shares Beneficially Owned Prior to this Offering
				Maximum Number of Shares That May be Offered and Sold
Selling Stockholder	Number of Shares of Common Stock		Percentage of Total Outstanding Common Stock(1)			Number of Shares of Common Stock	Percentage of Total Outstanding Common Stock(1)
iSystems Holdings, LLC(2)	1,526,332	(1)	12.1%	1,526,332	(1)	—	—%

(1)
Applicable percentage of ownership is based on 12,584,036 shares of our common stock outstanding as of March 27, 2018. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities.
(2)
The shares are held directly by iSystems Holdings, LLC ("Holdings"). Silver Oak iSystems, LLC ("iSystems LLC") is the owner of a controlling interest in Holdings and has the right to appoint a majority of the managers of Holdings. Silver Oak Services Partners II, L.P. ("SOSP II") is the sole member of iSystems LLC. Silver Oak Management II, L.P. ("SOM II") is the general partner of SOSP II. Silver Oak Services Partners, LLC ("SOSP LLC") is the general partner of SOM II. Daniel M. Gill and Gregory M. Barr are the sole members of SOSP LLC, each owning a 50% interest in SOSP LLC, who acting together, have the power to direct the decisions of SOSP II regarding the vote and disposition of securities held directly by Holdings. As such, iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr may be deemed to be indirect beneficial owners of the shares held directly by Holdings. Each of iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr expressly disclaim beneficial ownership of shares held directly by Holdings. The principal business address of each beneficial owner is 1560 Sherman Avenue, Suite 1200, Evanston, Illinois 60201. This information is based on a Schedule 13D and Form 3 filed by these beneficial owners on June 2, 2017.

PLAN OF DISTRIBUTION

        The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in- interest may, from time to time, sell any or all of the shares of common stock offered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices at the time of sale, or at negotiated prices.

        The selling stockholder may use one or more of the following methods when selling shares:

  ▪
  underwritten transactions;
  ▪
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  ▪
  block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  ▪
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  ▪
  an exchange or market distribution in accordance with the rules of the applicable exchange or market;

6

  ▪
  privately negotiated transactions;
  ▪
  settlement of short sales;
  ▪
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  ▪
  through options, swaps or derivatives;
  ▪
  a combination of any such methods of sale; and
  ▪
  any other method permitted pursuant to applicable law.

        If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

  ▪
  the terms of the offering;
  ▪
  the names of any underwriters of agents;
  ▪
  the names of any managing underwriter or underwriters;
  ▪
  the name or names of the selling stockholder;
  ▪
  the purchase price of the securities;
  ▪
  the net proceeds from the sale of the securities;
  ▪
  any delayed delivery arrangements;
  ▪
  any underwriting discounts, commissions or agency fees and other item constituting underwriters' or agents' compensations;
  ▪
  any initial price to the public;
  ▪
  any discounts or concessions allowed or reallowed or paid to dealers; and
  ▪
  any commissions paid to agents.

        The selling stockholder may also sell shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        If the selling stockholder effects transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

        In connection with sales of the shares, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of our common stock to broker-dealers who in turn may sell such shares.

        The selling stockholder and any broker-dealers or agents that participate in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions, discounts, concessions or profit they earn on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an "underwriter" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act, and the rules and regulations thereunder, which provisions may limit the timing of purchases

7

and sales of any of the shares of our common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. These restrictions may affect the marketability of the shares of our common stock.

        In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have agreed to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that all of the shares of common stock covered by this prospectus have been sold and (ii) the second anniversary of the effective date of such registration statement.

        We will pay all fees and expenses incident to our obligation to register the shares of common stock; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act and state securities laws.

LEGAL MATTERS

        Messerli & Kramer P.A. will issue a legal opinion as to the validity of the shares of common stock offered by this prospectus.

EXPERTS

        Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2017 and 2016 and for the years then ended and the effectiveness of our internal control over financial reporting as of December 31, 2017, in each case, as set forth in its reports included in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

8

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

  ▪
  our Annual Report on Form 10-K for the year ended December 31, 2017;
  ▪
  our Current Reports on Form 8-K filed on January 2, March 9, March 28, and April 2, 2018;
  ▪
  the description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and
  ▪
  the description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        You can obtain a copy of any documents which are incorporated by reference into this prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Asure Software, Inc.
3700 N. Capital of Texas Hwy, #350
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2700

9

2,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen	Canaccord Genuity	Roth Capital Partners

Co-Managers

Dougherty & Company	Barrington Research

June 14, 2018